Exhibit 99.1

Virtu Announces Second Quarter 2017 Results

NEW YORK, NY,  August 8, 2017 — Virtu Financial, Inc. (NASDAQ: VIRT) a leading technology-enabled market maker and liquidity provider to the global financial markets, today reported results for the second quarter ended June 30, 2017.

Second Quarter Selected Results

•                  Net income of $4.4 million; Normalized Adjusted Net Income* of $17.8 million

•                  Basic and Diluted EPS of $0.01; Normalized Adjusted EPS* of $0.13

•                  Total revenues of $144.9 million; Adjusted Net Trading Income* of $74.0 million

•                  Adjusted EBITDA* of $40.9 million; Adjusted EBITDA Margin* of 53.1%

•                  Quarterly cash dividend of $0.24 per share payable on September 15, 2017

* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information.

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on September 15, 2017 to shareholders of record as of September 1, 2017.

“With volatility measures globally at historic lows, challenging conditions for market makers persisted in the second quarter.  We continue to be disciplined in our approach to market making and vigilant around costs to support our results.  On July 20, we closed the acquisition of KCG.  Based on what has been accomplished to date and the positive feedback from our clients, we remain more confident than ever in the value creation potential of the acquisition.  KCG has long-standing and deep client relationships in market making and global agency execution services.  We believe the combination of this client franchise and Virtu’s technology and market structure acumen will benefit the combined company in any environment and will enhance our business and financial results.  We have already made material progress toward integration and synergy realization.  Of the $250 million in gross synergies projected at the time of the transaction announcement, we have already taken actions to realize at least $125 million of annual run rate savings by the end of the third quarter for 2017 as we make the combined firm more efficient and focused.  We are well on our way to meeting or exceeding our synergy goals and are optimistic about the trading efficiencies,” said Douglas Cifu, Chief Executive Officer of Virtu Financial.

Second Quarter Financial Results

Total revenues decreased 16.8% to $144.9 million for this quarter, compared to $174.2 million for the same period in 2016. Trading income, net, decreased 18.2% to $136.2 million for this quarter, compared to $166.5 million for the same period in 2016. Net income decreased 88.8% to $4.4 million for this quarter, compared to $39.3 million for the same period in 2016.

Basic and Diluted EPS for this quarter were $0.01 and $0.01, compared to $0.21 and $0.21 for the same period in 2016, respectively.

Adjusted Net Trading Income decreased 27.7% to $74.0 million for this quarter, compared to $102.3 million for the same period in 2016. Adjusted EBITDA decreased 37.8% to $40.9 million for this quarter, compared to $65.8 million for the same period in 2016. Normalized Adjusted Net Income decreased 45.9% to $17.8 million for this quarter, compared to $32.9 million for the same period in 2016. Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxation, Normalized Adjusted EPS was $0.13 for this quarter and $0.24 for the same period in 2016.

Historical quarterly results from first quarter 2014 to date are available at http://ir.virtu.com.

Business Performance

Since our inception, we have sought to broadly diversify our market making across securities, asset classes and geographies, and as a result, for the quarter ended June 30, 2017, we achieved a diverse mix of Adjusted Net Trading Income results, with no one category constituting more than 33.4% of our total Adjusted Net Trading Income. Average daily Adjusted Net Trading Income was approximately $1.175 million for this quarter compared to $1.599 million for the same period in the previous year.

As of June 30, 2017, Virtu was connected to more than 235 unique market venues in 36 countries and made markets in over 12,000 financial instruments.

The following tables show our trading income, net; average daily trading income, net; and percentage of trading income, net by category for the three and six months ended June 30, 2017 and 2016, respectively.

	Three Months Ended June 30,
Trading income, net:	2017	% of Total	2016	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$45,411	33.4%	$56,635	34.0%	-19.8%
EMEA Equities	25,474	18.7%	25,627	15.4%	-0.6%
APAC Equities	18,757	13.8%	19,750	11.9%	-5.0%
Global Commodities	21,468	15.8%	30,632	18.4%	-29.9%
Global Currencies	15,879	11.7%	22,733	13.6%	-30.2%
Options, Fixed Income and Other	10,567	7.8%	12,122	7.3%	-12.8%
Unallocated(1)	(1,393)	-1.2%	(952)	-0.6%	NM
Total Trading income, net	$136,163	100.0%	$166,547	100.0%	-18.2%

	Three Months Ended June 30,
Average Daily Trading income, net:	2017	% of Total	2016	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$721	33.4%	$885	34.0%	-18.5%
EMEA Equities	404	18.7%	400	15.4%	1.0%
APAC Equities	298	13.8%	309	11.9%	-3.6%
Global Commodities	341	15.8%	479	18.4%	-28.8%
Global Currencies	252	11.7%	355	13.6%	-29.0%
Options, Fixed Income and Other	168	7.8%	189	7.3%	-11.1%
Unallocated(1)	(22)	-1.2%	(15)	-0.6%	NM
Total Average Daily Trading income, net	$2,162	100.0%	$2,602	100.0%	-16.9%

	Six Months Ended June 30,
Trading income, net:	2017	% of Total	2016	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$95,242	34.5%	$123,198	34.9%	-22.7%
EMEA Equities	46,015	16.7%	52,993	15.0%	-13.2%
APAC Equities	36,965	13.4%	37,986	10.8%	-2.7%
Global Commodities	47,863	17.4%	69,728	19.8%	-31.4%
Global Currencies	34,742	12.6%	49,434	14.0%	-29.7%
Options, Fixed Income and Other	16,881	6.1%	25,467	7.2%	-33.7%
Unallocated(1)	(1,971)	-0.7%	(5,970)	-1.7%	NM
Total Trading income, net	$275,737	100.0%	$352,836	100.0%	-21.9%

	Six Months Ended June 30,
Average Daily Trading income, net:	2017	% of Total	2016	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$762	34.5%	$986	34.9%	-22.7%
EMEA Equities	368	16.7%	424	15.0%	-13.2%
APAC Equities	296	13.4%	304	10.8%	-2.6%
Global Commodities	383	17.4%	558	19.8%	-31.4%
Global Currencies	278	12.6%	395	14.0%	-29.6%
Options, Fixed Income and Other	135	6.1%	204	7.2%	-33.8%
Unallocated(1)	(16)	-0.7%	(48)	-1.7%	NM
Total Average Daily Trading income, net	$2,206	100.0%	$2,823	100.0%	-21.9%

The following tables show our Adjusted Net Trading Income, average daily Adjusted Net Trading Income and percentage of Adjusted Net Trading Income by category for the three and six months ended June 30, 2017 and 2016, respectively.

	Three Months Ended June 30,
Adjusted Net Trading Income:	2017	% of Total	2016	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$23,950	32.4%	$30,821	30.1%	-22.3%
EMEA Equities	9,187	12.4%	12,913	12.6%	-28.9%
APAC Equities	12,527	16.9%	13,944	13.6%	-10.2%
Global Commodities	12,821	17.3%	21,276	20.8%	-39.7%
Global Currencies	10,709	14.5%	16,898	16.5%	-36.6%
Options, Fixed Income and Other	7,281	9.8%	8,257	8.1%	-11.8%
Unallocated(1)	(2,516)	-3.3%	(1,810)	-1.7%	NM
Total Adjusted Net Trading Income	$73,959	100.0%	$102,299	100.0%	-27.7%

	Three Months Ended June 30,
Average Daily Adjusted Net Trading Income:	2017	% of Total	2016	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$380	32.4%	$482	30.1%	-21.2%
EMEA Equities	146	12.4%	202	12.6%	-27.7%
APAC Equities	199	16.9%	218	13.6%	-8.7%
Global Commodities	204	17.3%	332	20.8%	-38.6%
Global Currencies	170	14.5%	264	16.5%	-35.6%
Options, Fixed Income and Other	116	9.8%	129	8.1%	-10.1%
Unallocated(1)	(40)	-3.3%	(28)	-1.7%	NM
Total Average Daily Adjusted Net Trading Income	$1,175	100.0%	$1,599	100.0%	-26.5%

	Six Months Ended June 30,
Adjusted Net Trading Income:	2017	% of Total	2016	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$52,002	33.9%	$68,099	31.0%	-23.6%
EMEA Equities	16,405	10.7%	26,623	12.1%	-38.4%
APAC Equities	24,043	15.7%	26,124	11.9%	-8.0%
Global Commodities	30,368	19.8%	51,623	23.5%	-41.2%
Global Currencies	23,866	15.6%	37,399	17.0%	-36.2%
Options, Fixed Income and Other	10,707	7.0%	16,970	7.7%	-36.9%
Unallocated(1)	(4,034)	-2.7%	(7,244)	-3.2%	NM
Total Adjusted Net Trading Income	$153,357	100.0%	$219,594	100.0%	-30.2%

	Six Months Ended June 30,
Average Daily Adjusted Net Trading Income:	2017	% of Total	2016	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$416	33.9%	$545	31.0%	-23.7%
EMEA Equities	131	10.7%	213	12.1%	-38.5%
APAC Equities	192	15.7%	209	11.9%	-8.1%
Global Commodities	243	19.8%	413	23.5%	-41.2%
Global Currencies	191	15.6%	299	17.0%	-36.1%
Options, Fixed Income and Other	86	7.0%	136	7.7%	-36.8%
Unallocated(1)	(32)	-2.7%	(58)	-3.2%	NM
Total Average Daily Adjusted Net Trading Income	$1,227	100.0%	$1,757	100.0%	-30.2%

(1) Under our methodology for recording ‘‘trading income, net’’ in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ. Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular Adjusted Net Trading Income calculation can defer or accelerate the amount in a particular asset class from one day to another, and, at the end of a reporting period, from one reporting period to another. The purpose of the Unallocated category is to ensure that ANTI by category sums to total Adjusted Net Trading Income, which can be reconciled to Trading Income, Net, calculated in accordance with GAAP. We do not allocate any resulting differences based on the timing of revenue recognition.

Global Market Volume and Volatility in the Quarter

In US Equities, realized intraday volatility of the S&P 500 Index averaged just 55 basis points, a 41% drop year over year and 2% decline, compared to the prior quarter. Average daily consolidated U.S. equity share volume declined 6% year over year.

Note: 2008 Q4 intraday volatility was 5.18%

Note: 2008 Q4 realized volatility was 67.1

In EMEA Equities, realized intraday volatility of the EURO STOXX 50 Index averaged just 90 basis points, a drop of over 50% year over year.  Realized volatility declined 57% year over year.  Average daily pan-EU share volume declined 13% and increased 7%, year over year and compared to the prior quarter, respectively.

In APAC Equities, realized intraday volatility of the Nikkei 225 Index averaged just 69 basis points, a drop of over 62% year over year and 15% versus the prior quarter, respectively.  Realized volatility declined 65% and 27%, year over year and versus the prior quarter, respectively.  Average daily TSE share volume declined 9% and 1%, year over year and compared to the prior quarter, respectively.  Average daily OSE Nikkei 225 Futures volume declined 10% and 5%, year over year and compared to the prior quarter, respectively.

In Commodities, average daily realized volatility of the JPM Commodity Volatility Index declined over 18% and 8%, year over year and versus the prior quarter.  The average daily CBOE Energy Sector Volatility Index declined 26% but increased 1%, year over year and compared to the prior quarter, respectively.  The average daily CBOE / COMEX Gold Volatility Index declined 32% and 15%, year over year and compared to the prior quarter, respectively.  Average daily CME Energy and ICE Energy contract volume increased 5.4% and 1.6%, respectively, versus the prior quarter.

In Currencies, the average Deutsche Bank FX Volatility Index (CVIX) declined 29% and 21%, year over year and versus the prior quarter, respectively.  The JPM FX G7 Volatility Index declined 28% and 21%, year over year and versus the prior quarter, respectively.  Average daily volumes on Spot venues were down compared to the prior quarter, with EBS and Hotspot posting the largest drops of 8% and 5%, respectively.  Average Daily CME FX contract volumes increased 5%, and declined 2% compared to the year over year, and prior quarter respectively.

KCG Acquisition Update

On July 20, 2017 (the “Closing Date”), the Company completed the acquisition (the “Acquisition”) of KCG Holdings, Inc. (“KCG”).  Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 20, 2017 (the “Merger Agreement”), by and among the Company, Orchestra Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub”), and KCG, Merger Sub merged with and into KCG (the “Merger”), with KCG surviving the Merger as a wholly-owned subsidiary of the Company, in a cash transaction valued at $20.00 per KCG share, or a total of approximately $1.4 billion.

Financial Condition

As of June 30, 2017, Virtu had $165.0 million in cash and cash equivalents, $1,119 million in restricted cash held in escrow to fund the KCG Acquisition, and total long-term debt outstanding in an aggregate principal amount of $1,681.1 million.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•                  “Adjusted Net Trading Income”, which is the amount of revenue we generate from our market making activities, or trading income, net, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•                  “EBITDA”, which measures our operating performance by adjusting Net Income to exclude financing interest expense on our senior secured credit facility, debt issue cost related to debt refinancing, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, and income tax expense, and “Adjusted EBITDA”, which measures our operating performance by further adjusting EBITDA to exclude severance, reserve for legal matter, transaction advisory fees and expenses, termination of office leases, other losses (revenues) net, equipment write-off, share based compensation, charges related to share based compensation at IPO, 2015 Management Incentive Plan, and charges related to share based compensation at IPO.

•                  “Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items including IPO-related adjustments and other non-cash items, assuming that all vested and unvested Virtu Financial LLC units have been exchanged for Class A Common Stock, and applying a corporate tax rate of 35.5%.

Total Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. Additional information provided regarding the breakdown of Total Adjusted Net Trading Income by category is also a non-GAAP financial measure but is not used by the Company in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains covenants and other tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS differently, and as a result our measures of Adjusted Net Trading Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•                  they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•                  our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;

•                  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•                  they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income (loss), cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands, except share and per share data)
Revenues:
Trading income, net	$136,163	$166,547	$275,737	$352,836
Interest and dividends income	5,629	5,422	10,503	9,690
Technology services	3,107	2,212	5,886	4,293
Other, net	(11)	—	49	—
Total revenues	144,888	174,181	292,175	366,819

Operating Expenses:
Brokerage, exchange and clearance fees, net	52,899	55,573	105,669	115,298
Communication and data processing	18,985	17,953	37,192	35,675
Employee compensation and payroll taxes	17,365	20,809	38,712	43,366
Interest and dividends expense	14,934	14,097	27,214	27,634
Operations and administrative	8,946	5,736	13,792	10,655
Depreciation and amortization	6,798	7,800	13,555	15,527
Amortization of purchased intangibles and acquired capitalized software	53	53	106	106
Debt issue cost related to debt refinancing	4,482	—	4,482	—
Transaction advisory fees and expenses	8,511	155	8,643	155
Reserve for legal matter	(2,176)	—	(2,176)	—
Charges related to share based compensation at IPO	179	516	364	1,111
Financing interest expense on senior secured credit facility	8,720	7,075	15,548	14,176
Total operating expenses	139,696	129,767	263,101	263,703

Income before income taxes and noncontrolling interest	5,192	44,414	29,074	103,116
Provision for income taxes	779	5,128	3,587	12,474

Net income	$4,413	$39,286	$25,487	$90,642

Noncontrolling interest	(3,512)	(30,908)	(20,006)	(71,916)

Net income available for common stockholders	$901	$8,378	$5,481	$18,726

Earnings per share:
Basic	$0.01	$0.21	$0.11	$0.48
Diluted	$0.01	$0.21	$0.11	$0.48

Weighted average common shares outstanding
Basic	40,814,214	38,230,684	40,607,791	38,220,390
Diluted	40,814,214	38,230,684	40,607,791	38,220,390

Comprehensive income:
Net income	$4,413	$39,286	$25,487	$90,642
Other comprehensive income (loss)
Foreign exchange translation adjustment, net of taxes	4,852	(1,230)	5,637	1,264
Comprehensive income	$9,265	$38,056	$31,124	$91,906
Less: Comprehensive income attributable to noncontrolling interest	(6,901)	(30,024)	(23,945)	(72,825)
Comprehensive income available for common stockholders	$2,364	$8,032	$7,179	$19,081

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, and selected Operating Margins.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands, except percentages)
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$136,163	$166,547	$275,737	$352,836
Interest and dividends income	5,629	5,422	10,503	9,690
Brokerage, exchange and clearance fees, net	(52,899)	(55,573)	(105,669)	(115,298)
Interest and dividends expense	(14,934)	(14,097)	(27,214)	(27,634)
Adjusted Net Trading Income	$73,959	$102,299	$153,357	$219,594

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$4,413	$39,286	$25,487	$90,642
Financing interest expense on senior secured credit facility	8,720	7,075	15,548	14,176
Debt issue cost related to debt refinancing	4,482	—	4,482	—
Depreciation and amortization	6,798	7,800	13,555	15,527
Amortization of purchased intangibles and acquired capitalized software	53	53	106	106
Provision for income taxes	779	5,128	3,587	12,474
EBITDA	$25,245	$59,342	$62,765	$132,925

Severance	—	—	877	193
Reserve for legal matter	(2,176)	—	(2,176)	—
Transaction advisory fees and expenses	8,511	155	8,643	155
Termination of office leases	—	—	—	(319)
Other, net	11	—	(49)	—
Equipment write-off	544	—	544	428
Share based compensation	7,253	4,301	14,833	9,696
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,373	1,505	2,798	2,701
Charges related to share based compensation awards at IPO	179	516	364	1,111
Adjusted EBITDA	$40,940	$65,819	$88,599	$146,890

Selected Operating Margins
Net Income Margin(1)	5.7%	37.6%	16.0%	40.5%
EBITDA Margin(2)	32.8%	56.8%	39.4%	59.4%
Adjusted EBITDA Margin(3)	53.1%	63.0%	55.6%	65.6%

(1) Calculated by dividing net income by the sum of Adjusted Net Trading Income and technology services revenue.

(2) Calculated by dividing EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

(3) Calculated by dividing Adjusted EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands, except share and per share data)
Reconciliation of Net Income to Normalized Adjusted Net Income
Net income	$4,413	$39,286	$25,487	$90,642
Provision for income taxes	779	5,128	3,587	12,474
Income before income taxes	$5,192	$44,414	$29,074	$103,116
Amortization of purchased intangibles and acquired capitalized software	53	53	106	106
Financing interest expense related to KCG transaction	1,616	—	1,616	—
Debt issue cost related to debt refinancing	4,482	—	4,482	—
Severance	—	—	877	193
Reserve for legal matter	(2,176)	—	(2,176)	—
Transaction advisory fees and expenses	8,511	155	8,643	155
Termination of office leases	—	—	—	(319)
Equipment write-off	1,102	—	1,102	428
Other losses (revenues)	11	—	(49)	—
Share based compensation	7,253	4,301	14,833	9,696
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,373	1,505	2,798	2,701
Charges related to share based compensation awards at IPO	179	516	364	1,111
Normalized Adjusted Net Income before income taxes	$27,596	$50,944	$61,670	$117,187
Normalized provision for income taxes(1)	9,797	18,085	21,893	41,601
Normalized Adjusted Net Income	$17,799	$32,859	$39,777	$75,586

Weighted Average Adjusted shares outstanding(2)	140,764,500	139,652,286	140,764,500	139,687,755

Normalized Adjusted EPS	$0.13	$0.24	$0.28	$0.54

(1)         Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 35.5%.

(2)         Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis,  (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Includes additional shares from dilutive impact of options and restricted stock units outstanding under the 2015 Management Incentive Plan during the three and six months ended June 30, 2017 and 2016.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

	June 30,	December 31,
	2017	2016
	(in thousands, except share data)
Assets
Cash and cash equivalents	$164,934	$181,415
Restricted cash(1)	1,119,360	—
Securities borrowed	285,219	220,005
Receivables from broker-dealers and clearing organizations	385,368	448,728
Interest & dividends receivable
Trading assets, at fair value	1,390,587	1,827,882
Property, equipment and capitalized software, net	33,000	29,660
Goodwill	718,521	715,379
Intangibles (net of accumulated amortization)	886	992
Deferred taxes	198,289	193,859
Other assets	77,681	74,470

Total assets	$4,373,845	$3,692,390

Liabilities and equity
Liabilities
Short-term borrowings	$13,000	$25,000
Securities loaned	345,184	222,203
Payables to broker-dealers and clearing organizations	397,904	695,978
Trading liabilities, at fair value	1,109,010	1,349,155
Tax receivable agreement obligations	231,639	231,404
Accounts payable and accrued expenses and other liabilities	131,304	69,281
Long-term borrowings, net	1,628,323	564,957

Total liabilities	$3,856,364	$3,157,978

Total equity	517,481	534,412

Total liabilities and equity	$4,373,845	$3,692,390

	As of June 30, 2017
	Interests	%
Ownership of Virtu Financial LLC Interests:
Virtu Financial, Inc. - Class A Common Stock	42,380,119	30.1%
Non-controlling Interests (Virtu Financial LLC)	98,384,381	69.9%

Total Virtu Financial LLC Interests	140,764,500	100.0%

(1) Represents proceeds from capital raise held in escrow to fund KCG Acquisition.

About Virtu Financial, Inc.

Virtu is a leading financial firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to our clients. As a market maker, Virtu provides deep liquidity that helps to create more efficient markets around the world. Our market structure expertise, broad diversification, and execution technology enables us to provide competitive bids and offers in over 12,000 securities, at over 235 venues, in 36 countries worldwide.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information and certain oral statements made from time to time by representatives of the Company contain certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance, including with respect to integration of KCG and synergy realization. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

CONTACT

Investor Relations

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com